SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2013

SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGaw, Suite 250 Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant’s telephone number, including area code:  (949) 748-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 30, 2013, the Company, through its subsidiaries Bowers & Merena Auctions LLC and Stack's-Bowers Numismatics, LLC (“SBN”), purchased the remaining 49% non-controlling interest in SBN/dba Stack's Bowers Galleries. As a result of this transaction, which was effective as of April 1, 2013, SBN/dba Stack's Bowers Galleries is now wholly owned by the Company. The purchase price consisted of $2.25 million in cash and $2.65 million evidenced by promissory note, bearing interest at 5.5% per annum and maturing on April 1, 2015. The Company is a primary obligor on the note, which is interest-only until maturity. In addition, the Company agreed to pay the seller, Stack's, LLC, an earn-out based on the performance of Stack's Bowers Galleries for its fiscal years ending June 30, 2014, 2015 and 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 2, 2013

SPECTRUM GROUP INTERNATIONAL, INC.

By: /s/ Carol Meltzer
Name: Carol Meltzer
Title: General Counsel and Secretary